Exhibit 32
Certifications of
Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act Of 2002

In connection with the Annual Report of Micrel, Incorporated (the "Company") on Form 10-K/A for the period ended December 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Raymond D. Zinn, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
1.    The Report fully complies with the requirements of Section 13(a) or 15(d), of the Securities Exchange Act of 1934; and
2.    That information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	April 24, 2015	By	/s/ Raymond D. Zinn
Raymond D. Zinn
President, Chief Executive Officer and Director
(Principal Executive Officer)

In connection with the Annual Report of Micrel, Incorporated (the "Company") on Form 10-K/A for the period ended December 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert E. DeBarr, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
1.    The Report fully complies with the requirements of Section 13(a) or 15(d), of the Securities Exchange Act of 1934; and
2.    That information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	April 24, 2015	By	/s/ Robert E. DeBarr
Robert E. DeBarr
Chief Financial Officer and Vice President of Finance and Human Resources
(Principal Financial and Accounting Officer)